EXHIBIT 10.2

                                                                  EXECUTION COPY





________________________________________________________________________________



                               PURCHASE AGREEMENT

                           DATED AS OF AUGUST 29, 2006

                                     BETWEEN

                               DAS FAMILY HOLDINGS

                                       AND

                                  NETGURU, INC.



________________________________________________________________________________



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
                                                 Table of Contents
                                                 -----------------

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ARTICLE 1

DEFINED TERMS.....................................................................................................1

     Section 1.1.          Definitions............................................................................1
     Section 1.2.          Dollar Amounts.........................................................................1

ARTICLE 2

THE TRANSACTION...................................................................................................1

     Section 2.1.          Stock and Asset Purchase...............................................................1
     Section 2.2.          Additional Seller Assets...............................................................2
     Section 2.3.          Assumed Seller Obligations.............................................................3
     Section 2.4.          Purchase Price.........................................................................4
     Section 2.5.          Closing................................................................................5
     Section 2.6.          Transfer Taxes.........................................................................5
     Section 2.7.          Allocation of Purchase Price...........................................................5
     Section 2.8.          Section 338 Election...................................................................5
     Section 2.9.          Vital Communications Escrow............................................................5

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................................5

     Section 3.1.          Organization and Qualification; Investments............................................6
     Section 3.2.          Capitalization of the Company..........................................................6
     Section 3.3.          Authority Relative to this Agreement...................................................6
     Section 3.4.          Proxy Statement........................................................................7
     Section 3.5.          Consents and Approvals; No Violations..................................................7
     Section 3.6.          Brokerage..............................................................................7
     Section 3.7.          Stockholder Vote Required..............................................................7

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................................................7

     Section 4.1.          Organization...........................................................................8
     Section 4.2.          Authority Relative to this Agreement...................................................8
     Section 4.3.          Consents and Approvals; No Violations..................................................8
     Section 4.4.          Information Supplied...................................................................8


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                                                 Table of Contents
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                                                    (continued)
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ARTICLE 5

COVENANTS.........................................................................................................9

     Section 5.1.          Conduct of the Business................................................................9
     Section 5.2.          No Solicitation or Negotiation........................................................10
     Section 5.3.          Proxy Statement.......................................................................13
     Section 5.4.          Meeting of Stockholders of Seller.....................................................13
     Section 5.5.          Access to Information.................................................................14
     Section 5.6.          Certain Filings; Reasonable Efforts...................................................14
     Section 5.7.          Public Announcements..................................................................14
     Section 5.8.          Notification of Certain Matters.......................................................14
     Section 5.9.          Additions to and Modification of the Seller Disclosure Schedule.......................15
     Section 5.10.         Access to Company Employees...........................................................15
     Section 5.11.         Non-Solicitation of Employees and Customers...........................................15
     Section 5.12.         Change of Corporate Name and Trading Symbol; Transition Agreement.....................16
     Section 5.13.         Discussions Regarding Structure.......................................................16
     Section 5.14.         Termination of Retention Agreement....................................................16
     Section 5.15.         Termination of Split Dollar Arrangement...............................................16

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTION....................................................................16

     Section 6.1.          Conditions to Each Party's Obligations to Effect the Transaction......................16
     Section 6.2.          Conditions to the Obligations of Seller...............................................17
     Section 6.3.          Conditions to the Obligations of Purchaser............................................18
     Section 6.4.          Proceedings and Documents.............................................................19
     Section 6.5.          Frustration of Closing Conditions.....................................................19

ARTICLE 7

TERMINATION; AMENDMENT; WAIVER...................................................................................19

     Section 7.1.          Termination...........................................................................19
     Section 7.2.          Effect of Termination.................................................................20
     Section 7.3.          Fees and Expenses.....................................................................20
     Section 7.4.          Amendment.............................................................................21
     Section 7.5.          Extension; Waiver.....................................................................21

ARTICLE 8

INDEMNIFICATION..................................................................................................22

     Section 8.1.          Survival..............................................................................22
     Section 8.2.          Indemnification.......................................................................22


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                                                 Table of Contents
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ARTICLE 9

MISCELLANEOUS....................................................................................................25

     Section 9.1.          Entire Agreement; Assignment..........................................................25
     Section 9.2.          Validity..............................................................................25
     Section 9.3.          Actions by Parties....................................................................25
     Section 9.4.          Notices...............................................................................25
     Section 9.5.          Governing Law and Venue; Waiver of Jury Trial.........................................26
     Section 9.6.          Descriptive Headings..................................................................27
     Section 9.7.          Parties in Interest...................................................................27
     Section 9.8.          Participation in Drafting.............................................................27
     Section 9.9.          Specific Performance..................................................................27
     Section 9.10.         Incorporation of Exhibits and Schedules...............................................28
     Section 9.11.         Counterparts..........................................................................28


                                                        iii
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

                               PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 29, 2006, is by and between Das Family Holdings, a California corporation (the "PURCHASER"), and netGuru, Inc., a Delaware corporation ("SELLER").

                                    RECITALS
                                    --------

         WHEREAS, Seller owns beneficially and of record 100,000 of the outstanding shares (collectively, the "SHARES") of Capital Stock of Research Engineers Ltd., an Indian company ("COMPANY");

         WHEREAS, Purchaser is an Affiliate of Amrit K. Das, who is the Chairman of the Board and Chief Executive Officer of Seller;

         WHEREAS, subject to the terms and conditions of this Agreement, Purchaser desires to acquire and assume from Seller, and Seller desires to sell and transfer to Purchaser, all of the Shares, the Additional Seller Assets owned by Seller, and the Assumed Seller Obligations;

         WHEREAS, concurrently with the Closing, Seller shall consummate the Merger contemplated by the Merger Agreement; and

         WHEREAS, each of the Das Stockholders has entered into a Voting Agreement and Irrevocable Proxy with Seller and BPO Management Services, Inc., a Delaware corporation ("BPOMS"), in the form attached as an exhibit to the Merger Agreement (collectively, the "VOTING AGREEMENTS"), providing among other things, that each such stockholder shall vote all shares of common stock of Seller controlled by such stockholder in favor of or otherwise consent to the transactions contemplated by this Agreement and the Merger Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         Section 1.1. DEFINITIONS. For the purposes of this Agreement, capitalized terms used herein shall have the meanings set forth on EXHIBIT A hereto.

         Section 1.2. DOLLAR AMOUNTS. All references in this Agreement to dollars or $ shall mean U.S. dollars.

                                    ARTICLE 2

                                 THE TRANSACTION

         Section 2.1. STOCK AND ASSET PURCHASE.

                  (a) SALE AND PURCHASE. On the basis of the representations, warranties, covenants, and agreements herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, at the Closing, Purchaser shall purchase from Seller, and Seller shall sell and transfer to Purchaser, all of the Shares and Additional Seller Assets, free and clear of any Liens, and Purchaser shall assume all of the Assumed Seller Obligations.

                  (b) PAYMENT AND WITHHOLDING BY PURCHASER. At the Closing, Purchaser shall pay to Seller the Purchase Price, less the Withheld Taxes, by wire transfer of immediately available funds. At the Closing, Purchaser shall pay the full amount of Withheld Taxes to the relevant taxation authority in accordance with Applicable Law and shall promptly furnish Seller with copies of all documentation relating to such payment when and as it becomes available.

                  (c) DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Purchaser, free and clear of any Liens, (i) certificates representing the Shares being sold by Seller hereunder, accompanied by duly executed share transfer deeds and (ii) the Additional Seller Assets (except as otherwise contemplated by the Transition Agreement). In addition, at the Closing, Purchaser shall accept and assume the Assumed Seller Obligations.

                  (d) RECORDATION OF SHARE TRANSFER. Immediately following the Closing on the Closing Date, Purchaser shall cause the Company's board of directors to approve the transfer of the Shares from Seller to Purchaser in accordance with Applicable Law. Purchaser shall promptly make all filings and take all other steps necessary to formally record the share transfer in accordance with Applicable Law and shall promptly furnish Seller with copies of all documentation relating to such filings and other steps when and as it becomes available.

         Section 2.2. ADDITIONAL SELLER ASSETS. For purposes of this Agreement, the term "ADDITIONAL SELLER ASSETS" shall mean all of Seller's rights and interests in the following:

                  (a) SELLER MARKS. All of Seller's worldwide right, title and interest in and to the marks and Internet domain names listed on SCHEDULE 2.2(A) (the "SELLER MARKS"), including all registrations and applications for registration therefor and any common law rights therein in the United States, Canada, and throughout the world, all as listed and described on SCHEDULE 2.2(A), together with the goodwill related thereto, along with the right to pursue all claims and recover all damages and profits for past infringements thereof and all other related causes of action in connection therewith.

                  (b) WEBWORKS(TM) SOURCE CODE. One copy of the source code for Seller's WEBWORKSTM software (the "SOFTWARE") documented in a manner that will enable a software engineer of reasonable experience and skill to understand, interpret and modify such source code. The Software is provided to Purchaser without any representations or warranties from Seller. Purchaser and its Affiliates shall be entitled to, on a nonexclusive basis, install, transfer, sell, use, execute, copy, edit, format, modify, translate and create derivative works of the Software perpetually and without additional payment; PROVIDED, HOWEVER, that the foregoing rights shall exclude the right of Purchaser to use the WEBWORKSTM name; PROVIDED FURTHER, HOWEVER, that in the event that any portion of the Software is bundled together with Seller's eReview product and sold by Purchaser, Purchaser shall make such sale in accordance with the terms and conditions of that certain Value-Added Reseller Agreement, including the payment to Seller of any stated royalty and maintenance fees specified therein; PROVIDED FURTHER, HOWEVER, that Purchaser shall not sell or attempt to sell the re-branded Software to any existing customer of Seller who is listed on SCHEDULE 2.2(B) attached hereto. The foregoing includes the rights of Purchaser's and its Affiliates' customers to install, use, execute and copy the Software. All right, title and interest in and to the Software and all related documentation, and all copyrights, patents, trademarks, service marks or other intellectual property or proprietary rights thereto, are and shall remain solely with Seller. All right, title and interest in and to any enhancements, modifications, improvements, updates or derivative works made by Purchaser or its Affiliates to the Software and all related documentation shall remain with Purchaser and its Affiliates. Seller acknowledges that no such title to any such enhancements, modifications, improvements, updates or derivative works made by Purchaser or its Affiliates to the Software, and related documentation, is granted to Seller and that no such assertion shall be made by Seller; provided, however, that Purchaser is not being granted any rights in or to enhancements, modifications, improvements, updates or derivative works made by Seller or its Affiliates to the Software (collectively and individually, "SELLER CHANGES"), and any related documentation whether or not such Seller Changes are the same or similar to any changes or improvements to the Software made by Purchaser. Purchaser and its Affiliates shall not be entitled to any future updates of the Software or any other Seller Changes unless otherwise agreed to in writing with Seller or its successors or assigns.

                  (c) ACCOUNTS RECEIVABLE. All accounts receivable outstanding from SMI Joist and Guava Tech.

                  (d) SELLER CONTRACTS. All of the rights and benefits existing under the contracts set forth on SCHEDULE 2.2(D) hereto.

                  (e) STAAD.SUITE CROSS LICENSE. All of the rights and benefits of Seller to the seventy-five (75) perpetual, paid-up, named user licenses of STAAD.Pro 2005 (with all international design codes) and the related STAAD.suite of products (including updates) described in detail on SCHEDULE B2 to that certain Transition Services Agreement between Seller and Bentley Systems, Incorporated dated on or about November 18, 2005.

                  (f) MISCELLANEOUS SELLER ASSETS. All of Seller's right, title and interest in and to the additional assets set forth on SCHEDULE 2.2(F) hereto.

         Section 2.3. ASSUMED SELLER OBLIGATIONS. At the Closing, Purchaser shall assume the executory obligations of Seller with respect to the Business, the Additional Seller Assets, and the following specified liabilities (collectively, the "ASSUMED SELLER OBLIGATIONS"):

                  (a) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with payments demanded by or due or to become due to Indian customs authorities relating to the Company or the Business ("CUSTOMS OBLIGATIONS");

                  (b) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with the existing dispute with Vital Communications;

                  (c) All obligations and liabilities, if any, of Seller and its Affiliates associated with that certain Change in Control and Executive Retention Agreement between Seller and Amrit K. Das made effective June 1, 2005 ("RETENTION AGREEMENT") and the Split Dollar Agreement and related Collateral Assignment, both dated February 14, 1992, by and among Research Engineers, Inc., a California corporation, Amrit K. Das, and Santanu K. Das, acting solely in his capacity as Trustee of the Das Insurance Trust (together, the "SPLIT DOLLAR ARRANGEMENT"); and

                  (d) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with the remaining balance payable in connection with Seller's acquisition of Apex Techno Consultants Private Limited.

         Notwithstanding the foregoing, with respect to SECTION 2.2(B) above, the Assumed Seller Obligations shall only include any liabilities and obligations that arise from actions or inactions of Purchaser and its Affiliates subsequent to the Closing. Additionally, to the extent that certain of the Seller Marks are transferred to Purchaser after the Closing pursuant to the Transition Agreement, Purchaser shall not assume any liabilities or obligations with respect to such Seller Marks until the date of transfer and such assumption shall exclude liabilities or obligations arising from actions or inactions of Seller and its Affiliates occurring between the Closing and the date of transfer.

         Section 2.4. PURCHASE PRICE. The Purchase Price shall be $2,000,000 (the "PURCHASE PRICE").

                  (a) Prior to the Closing, Seller shall declare a special dividend in respect of the Seller's common stock to holders of record of Seller's common stock immediately prior to the Effective Time in an aggregate amount of $3,500,000 (the "SELLER DIVIDEND"). Prior to the Effective Time, Seller's board of directors shall take all actions necessary to approve the declaration and payment of the Seller Dividend out of the proceeds received by Seller from the Purchase Price and the BPOMS Available Cash in accordance with applicable provisions of the DGCL. Seller shall use commercially reasonable efforts to pay the Seller Dividend on the tenth (10th) Business Day after the Closing Date and shall pay the Seller Dividend in no event later than ten (10) Business Days after the Closing Date.

                  (b) On the calendar day preceding the Closing Date ("BALANCE SHEET DATE"), the parties shall complete preparation of: (1) a pro forma consolidated balance sheet of Seller and its Subsidiaries ("PRE-CLOSING SELLER BALANCE SHEET"), and (2) a pro forma consolidated balance sheet of Seller and its Subsidiaries other than the Company ("U.S. BALANCE SHEET"). Each of the two balance sheets shall be based upon financial information as of the close of business on the fifth (5th) Business Day preceding the Balance Sheet Date and shall be prepared in accordance with U.S. GAAP. The parties shall cooperate with one another in the timely preparation of the balance sheets and shall make available to the other such personnel, work papers and other documents and financial information relating to the balance sheets as the other may request. Simultaneous with completion of the preparation of the balance sheets, the parties shall make the following calculations:

                           (i) "U.S. RESERVED CASH" shall be calculated by
                  subtracting (x) the deferred gain on sale-leaseback, all liabilities that are included in the calculation of U.S. Working Capital and 80% of deferred maintenance revenues from
                  (y) the sum of the total amount of liabilities on the U.S. Balance Sheet plus any Withheld Taxes to be withheld by Purchaser in accordance with Section 2.7, and then adding (z) the U.S. Working Capital Shortfall, if any.

                           (ii) "U.S. WORKING CAPITAL" shall be calculated from
                  the U.S. Balance Sheet by subtracting (x) the sum of accounts payable, accrued expenses, 20% of deferred maintenance revenues, and income taxes payable from (y) the sum of accounts receivable, prepaid expenses, deposits and deferred income taxes.

                           (iii) "U.S. WORKING CAPITAL SHORTFALL" shall be the
                  amount by which U.S. Working Capital is less than $0, reflected as a positive number.

                  (c) Any cash and cash equivalents on the Pre-Closing Seller Balance Sheet in excess of the amount calculated as U.S. Reserved Cash shall be distributed at the Closing to the Company via an adjusting wire transfer from Seller to the Company, it being understood that the Purchase Price shall not be distributed at the Closing to the Company but rather shall be held by Seller to be applied to the payment of the Seller Dividend.

         Section 2.5. CLOSING. Subject to the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties shall take at the Closing itself), the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, simultaneous with the consummation of the merger transaction contemplated by the Merger Agreement, or at such other place or on such other date as may be mutually agreeable to Purchaser and Seller. The date and time of the Closing are herein referred to as the "CLOSING DATE."

         Section 2.6. TRANSFER TAXES. Each of Seller and Purchaser shall pay one-half of any sales, use, value-added, gross receipts, excise, registration, stamp, duty, transfer and other similar taxes and governmental fees imposed or levied by reason of, in connection with or attributable to, the transfer of the Shares (including, without limitation, any facilities occupied by the Company) or any other transfer contemplated by Article 2 of this Agreement (other than the Withheld Taxes, which shall be paid entirely by Purchaser pursuant to
SECTION 2.1(B)) ("TRANSFER TAXES"). This amount shall not include any Transfer Taxes that will be rebated or refunded to, or otherwise recovered by Seller, Purchaser, or any of their respective Affiliates. Seller and Purchaser shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Transfer Taxes.

         Section 2.7. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Shares, the Additional Seller Assets and the non-solicitation covenants in accordance with EXHIBIT B to be completed by the parties in good faith on or prior to the Balance Sheet Date. Purchaser and Seller agree to use such allocation for purposes of all federal and state Tax reports and returns with respect to the sale and purchase of the Shares and the Additional Seller Assets. EXHIBIT B also shall include the amount, if any, determined by Seller that, as a result of the transfer of any capital assets pursuant to this Agreement, must be withheld by Purchaser pursuant to the provisions of the Indian Income Tax Act that require the transferee of capital assets situated in India to withhold an amount equal to the capital gains taxes (plus applicable surcharges) on the capital assets being transferred to Purchaser pursuant to this Agreement (the "WITHHELD TAXES").

         Section 2.8. SECTION 338 ELECTION. The parties hereby acknowledge and agree that Purchaser shall be entitled, at Purchaser's sole discretion, to make an election under Section 338 of the Internal Revenue Code of 1986, as amended (the "CODE"), in connection with the purchase of the Company contemplated by this Agreement. Immediately following any such election, Purchaser shall pay to Seller any additional Taxes imposed upon Seller as a result of such election.

         Section 2.9. VITAL COMMUNICATIONS ESCROW. At the Closing, Purchaser shall deposit $125,000 cash (which amount shall be separate from and in addition to the Purchase Price) in an escrow account upon terms mutually agreed upon by the parties, which cash shall remain in such account to satisfy Purchaser's indemnification obligations to Seller with regard to the Assumed Seller Obligations referenced in SECTION 2.3(B), until the final resolution of the Assumed Seller Obligations described in SECTION 2.3(B) above, at which point the balance of such amount, if any, shall be released to Purchaser to the extent not previously disbursed (with Purchaser's prior written consent) in satisfaction of such Assumed Seller Obligations.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser, subject to the exceptions set forth in the Disclosure Schedule (the "SELLER DISCLOSURE SCHEDULE") delivered by Seller to Purchaser in accordance with SECTION 5.9 and attached hereto as EXHIBIT C, that the statements contained in this Article 3 are true and correct. Any qualification of a representation or warranty must be specifically identified as a qualification or exception. The qualifications or exceptions shall be deemed to qualify only specifically identified Sections, Subsections or clauses of a single Section or Subsection hereof, as applicable, to which such qualification or exception relates, except to the extent that it is reasonably clear that the qualification or exception applies to additional Sections, Subsections or clauses.

         Section 3.1. ORGANIZATION AND QUALIFICATION; INVESTMENTS.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Except as set forth in SECTION 3.1(B) of the Seller Disclosure Schedule, the Company does not own, or have the right to acquire, the shares of Capital Stock of any other Person.

         Section 3.2. CAPITALIZATION OF THE COMPANY.

                  (a) The authorized and issued and outstanding shares of Capital Stock of the Company is as set forth on SECTION 3.2(A) of the Seller Disclosure Schedule. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Seller owns beneficially, and of record, all of the Shares, free and clear of all Liens.

                  (b) Except as set forth on SECTION 3.2(B) of the Seller Disclosure Schedule, as of the date hereof there are outstanding: (i) no shares of Capital Stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; (iii) no options, warrants, phantom stock, preemptive or other rights to acquire from the Company, and no obligations of the Company to issue any Capital Stock, voting securities or securities convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; and (iv) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively, "COMPANY SECURITIES"). Except as set forth in SECTION 3.2(B) of the Seller Disclosure Schedule, there are no (x) outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities or (y) stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock of the Company. All of the issued and outstanding shares of Capital Stock of the Company were issued in compliance with Applicable Laws.

         Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the board of directors of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (b) The board of directors of Seller has approved this Agreement and the transactions contemplated hereby and determined to make the Board Recommendation.

         Section 3.4. PROXY STATEMENT. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Except for information supplied by Purchaser in writing for inclusion in the Proxy Statement, none of the information included or incorporated by reference in the Proxy Statement shall, on the date the Proxy Statement is first mailed to Seller's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. If at any time before the Closing, any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in a supplement to the Proxy Statement, Seller shall promptly inform Purchaser. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied or to be supplied by Purchaser in writing for inclusion in the Proxy Statement, that is, will be, or is required to be contained in the Proxy Statement.

         Section 3.5. CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in SECTION 3.5 of the Seller Disclosure Schedule and except for filings, notices, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and any filings under similar notification laws or regulations of other foreign Governmental Entities, no filing with or notice to, and no permit, authorization, consent or approval of any Person or Governmental Entity is necessary for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. Except as set forth in SECTION 3.5 of the Seller Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (with or without the passage of time or the giving of notice or both), directly or indirectly: (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Seller; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets are bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller or any of its properties or assets.

         Section 3.6. BROKERAGE. Except as set forth in SECTION 3.6 of the Seller Disclosure Schedule, there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

         Section 3.7. STOCKHOLDER VOTE REQUIRED. The only vote of the holders of any class or shares of Capital Stock of Seller necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller's common stock entitled to vote at a stockholders' meeting held for such purpose.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1. ORGANIZATION.

                  (a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has heretofore made available to Seller accurate and complete copies of its organizational documents and bylaws, as currently in full force and effect.

                  (b) Purchaser is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Purchaser or the transactions contemplated by this Agreement.

         Section 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized, and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, assuming the due authorization, execution and delivery hereof by Seller, a valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         Section 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, notices, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and any filings under similar notification laws or regulations of other foreign Governmental Entities, no filing with or notice to, and no permit, authorization, consent or approval of any Person or Governmental Entity is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (with or without the passage of time or the giving of notice or both), directly or indirectly: (i) conflict with or result in any breach of any provision of the organizational documents or Bylaws of Purchaser,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which its properties or assets are bound or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Purchaser or its properties or assets.

         Section 4.4. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will result in the Proxy Statement, at the time it is mailed, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that Purchaser makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Seller that is contained in or omitted from the Proxy Statement.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1. CONDUCT OF THE BUSINESS. Except as contemplated by this Agreement or as described in SECTION 5.1 of the Seller Disclosure Schedule, during the period from the date hereof to the Closing, Seller shall cause the Company to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Closing. Except as otherwise expressly provided in this Agreement and except as described in SECTION 5.1 of the Seller Disclosure Schedule, prior to the Closing, the Company shall not, without the prior written consent of Purchaser:

                  (a) amend its memorandum of association or articles of association (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights);

                  (c) split, combine or reclassify any shares of its Capital Stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Capital Stock, make any other actual, constructive or deemed distribution in respect of its Capital Stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (e) (i) incur or assume any long-term or short-term debt (including obligations under capital leases) or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to or investments in any other Person (other than customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of Capital Stock of the Company or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien (other than any existing Lien) thereupon;

                  (f) except as may be required by Applicable Law, increase in any manner the compensation of any director, officer or employee or pay any benefit not required by an employment agreement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                  (g) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to employment agreements outstanding on the date hereof, or as required by Applicable Law;

                  (h) (A) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions that have a fair market value of more than $25,000 in the aggregate, (B) grant or enter into any exclusive license, distribution, marketing, sales or other agreement, or (C) sell, transfer or otherwise dispose of any material Intellectual Property Assets;

                  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, materially change any of the accounting principles, practices or methods used by it;

                  (j) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                  (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) enter into any contract or agreement that is not consistent with the ordinary course of business and involves in excess of $25,000 individually or $100,000 in the aggregate; (iii) amend, modify or waive any right under any contract in any material manner that is, or would reasonably likely to be, adverse to the Business; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Business; (v) authorize any additional or new capital expenditure or expenditures in excess of $25,000 in the aggregate; or (vi) except in the ordinary course of business, authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

                  (l) make any material Tax election or settle or compromise any Tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Purchaser is obtained and in effect;

                  (m) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all respects to the Knowledge of Seller;

                  (n) fail to pay any Taxes or other material debts when due;

                  (o) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $25,000 or that would otherwise be material to the Company or that relates to any material Intellectual Property Right; or

                  (p) take or agree in writing or otherwise to take any of the actions described in SECTIONS 5.1(A) through 5.1(O) or take any action that would make any of the representations or warranties of Seller contained in this Agreement (including the exhibits hereto) untrue or incorrect.

         Section 5.2. NO SOLICITATION OR NEGOTIATION.

                  (a) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal made or submitted by Purchaser to Seller and other than the Merger) contemplating or otherwise relating to any Acquisition Transaction. "ACQUISITION TRANSACTION" shall mean any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving:

                           (i) any merger, consolidation, amalgamation, share
exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Seller or the Company is a constituent corporation; (ii) in which a Person or "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Seller or the Company; (iii) in which Seller or the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of Seller or the Company; or (iv) in which Seller or the Company would acquire a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act;

                           (ii) any sale, lease, exchange, transfer, license,
acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of Seller and its Subsidiaries, taken as a whole, consolidated net income of Seller and its Subsidiaries, taken as a whole, or consolidated book value of the assets of Seller and its Subsidiaries, taken as a whole; or (ii) 15% or more of the fair market value of the assets of Seller and its Subsidiaries, taken as a whole;

                           (iii) any sale, lease, exchange, transfer, license,
acquisition or disposition of any of the Additional Seller Assets or 5% or more of the assets of the Business (other than the sale of its products in the ordinary course of business consistent with past practices); or

                           (iv) any liquidation or dissolution of Seller or the
Company.

                  (b) For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited bona fide written offer made to Seller or any of its Subsidiaries by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) Seller's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a Person or "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of Seller's capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of Seller or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement; and (b) is on terms and conditions that the board of directors of Seller determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to Seller's stockholders than the terms of the transactions contemplated by the Merger Agreement; and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

                  (c) Seller agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its Subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly:
(i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal;
(ii) furnish any information regarding Seller or the Company to any Person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Seller or its board of directors from (1) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Securities Exchange Act of 1934, as amended, with regard to an Acquisition Proposal; PROVIDED FURTHER, HOWEVER, that, if such disclosure has the substantive effect of withdrawing, modifying or qualifying the directors' recommendation in a manner adverse to Purchaser or the adoption of this Agreement by Seller's board of directors, Seller and Purchaser each shall have the right to terminate this Agreement as set forth in SECTION 7.1(C)(II) and SECTION 7.1(D)(II); and (2) at any time prior to the approval of the transactions contemplated by this Agreement by Seller's stockholders, Seller may furnish nonpublic information regarding Seller or its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to an Acquisition Proposal that is submitted to Seller or any of its Subsidiaries by such Person (and not withdrawn) if: (A) neither Seller nor any Representative of Seller shall have breached this Section; (B) the Board of Directors of Seller concludes in good faith based on the advice of outside legal counsel, that such action is reasonably necessary to comply with its fiduciary duties; (C) at least two (2) Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Seller gives Purchaser written notice of the identity of such Person and of Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) Seller receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to Seller as those contained in the non-disclosure agreement entered into by Seller in connection with the Merger; and (E) concurrently with furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Purchaser (to the extent such nonpublic information has not been previously furnished by Seller to Purchaser). Without limiting the generality of the foregoing, Seller acknowledges and agrees that, in the event any officer, director, employee, controlling stockholder, agent or representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) of Seller (each, a "REPRESENTATIVE") (whether or not such Representative is purporting to act on behalf of Seller) takes any action that, if taken by Seller, would constitute a breach of this Section by Seller, the taking of such action by such Representative shall be deemed to constitute a breach of this Section by Seller for purposes of this Agreement.

                  (d) If Seller or any Representative of Seller receives an Acquisition Proposal at any time prior to the Closing Date, then Seller shall promptly (and in any event within one (1) Business Day after Seller becomes aware of such Acquisition Proposal) advise Purchaser orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Seller shall keep Purchaser fully informed with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification hereto.

                  (e) Seller shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal as of the date of this Agreement.

                  (f) Seller shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement (whether entered into prior to or after the date of this Agreement) to which Seller is a party or under which Seller has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by Purchaser. Seller shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to Seller all confidential information heretofore furnished to such Person by or on behalf of Seller.

         Section 5.3. PROXY STATEMENT. Seller will prepare and file with the SEC the Proxy Statement as promptly as practicable following the date of the Merger Agreement, but in any event no later than the later of the fifth (5th) Business Day (or, if such day is not a date on which the SEC is open to receive filings, then the next such day thereafter) after Seller has received all of the information it reasonably requires from BPOMS in connection with the preparation of the Proxy Statement (as described in the Merger Agreement) and September 22, 2006. Purchaser will promptly provide Seller with any information with respect to it which may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with Seller's counsel and auditors in the preparation and filing of the Proxy Statement pursuant to this SECTION 5.3. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, or any information in the Proxy Statement shall have become incomplete, false or misleading, Purchaser or Seller, as the case may be, will promptly inform the other party thereof, and will cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Seller such amendment or supplement. Seller shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after its filing, and promptly thereafter mail the Proxy Statement to its stockholders.

         Section 5.4. MEETING OF STOCKHOLDERS OF SELLER

                  (a) Seller shall take all action reasonably necessary or advisable in accordance with the DGCL and its Certificate of Incorporation and Bylaws and Applicable Laws to call, convene and hold the Stockholders' Meeting pursuant to the Merger Agreement. Seller will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the transactions as contemplated hereunder, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq Capital Market or the DGCL to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Stockholders' Meeting to the extent reasonably necessary to facilitate the provision of any necessary supplement or amendment to the Proxy Statement to its stockholders in advance of the vote to be taken at such meeting or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting. Seller shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, and the rules of the Nasdaq Capital Market.

                  (b) (i) The board of directors of Seller shall make the recommendation that the stockholders of Seller approve the transactions as contemplated hereunder (the "BOARD RECOMMENDATION"), (ii) the Proxy Statement shall include a statement to the effect that the board of directors of Seller has made the Board Recommendation and (iii) except as expressly permitted in this Agreement, neither the board of directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other parties, the Board Recommendation.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, Seller's board of directors shall not be prohibited from failing to make or withdrawing the Board Recommendation or failing to take any prescribed actions with regard to the Proxy Statement and/or related stockholders' meeting if such directors have determined in good faith, based upon the advice of their outside legal counsel, that such action is reasonably necessary for such directors to comply with their fiduciary duties to Seller's stockholders under Applicable Law in accordance with SECTION 5.2 hereof.

         Section 5.5. ACCESS TO INFORMATION. Between the date hereof and the Closing Date, Seller will give Purchaser and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities, to all books and records and all personnel files of current or former employees of the Company as Purchaser may reasonably require.

         Section 5.6. CERTAIN FILINGS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto will use all reasonable efforts and due diligence to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts and due diligence to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, and any filings under similar notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Purchaser or Seller, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the transactions contemplated hereunder; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Purchaser agrees to use all reasonable efforts to cause the Closing Date to occur as soon as reasonably practicable after the conditions set forth in Article 6 have been satisfied or waived. Seller agrees to use all reasonable efforts to encourage employees of the Company to continue their employment with the Company after the Closing. If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such reasonably necessary action.

         Section 5.7. PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or otherwise make any public statements (including any written statement circulated to employees, customers or other third parties) with respect to the transactions contemplated by this Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld, except as may be required by Applicable Law or any listing agreement with the Nasdaq Capital Market or any other applicable securities exchange (in which case the party will first consult with the other party to the extent reasonably practicable).

         Section 5.8. NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement and/or that such consent will or may be withheld or unobtainable on a timely basis or without unreasonable effort or expense (other than a communication from a shareholder of Seller with respect to the voting of shares held by such shareholder); (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Closing of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation); PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.9. ADDITIONS TO AND MODIFICATION OF THE SELLER DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, Seller has delivered the Seller Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, Seller shall deliver to Purchaser such additions to or modifications of any Sections of the Seller Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Seller after the date of execution and delivery of this Agreement and prior to the Closing; PROVIDED, HOWEVER, that (i) such disclosure shall not limit the rights and remedies of Purchaser under this Agreement for any breach by Seller of such representation and warranties and (ii) failure to comply with the disclosure obligations required hereunder shall not be deemed to constitute a failure of the conditions set forth in SECTION 6.2(C) or 6.3(C) unless the information to be disclosed would constitute a breach of representations or warranties that would cause a failure of the conditions set forth in SECTION 6.2(B) or 6.3(B) as the case may be.

         Section 5.10. ACCESS TO COMPANY EMPLOYEES. Seller shall provide Purchaser with reasonable access to employees of the Company during normal working hours following Seller's public announcement of this Agreement to provide information to such employees about Purchaser and their continued employment. All communications by Purchaser with employees of the Company shall be conducted in a manner that does not disrupt or interfere with the efficient and orderly operation of the Business.

         Section 5.11. NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

                  (a) For a period of eighteen (18) months following the Closing Date, neither party nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of the other party, solicit any employee of the other party or any of the other party's Subsidiaries to terminate his or her employment with the other party or any of the other party's Subsidiaries for employment by such party or any of its Subsidiaries; PROVIDED, HOWEVER, that such prohibition shall not apply if such employee (i) independently seeks employment with a party or (ii) has been terminated or otherwise released from employment with a party.

                  (b) For a period of eighteen (18) months following the Closing Date, neither Seller nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of Purchaser, solicit or attempt to influence any of Purchaser's customers set forth on SCHEDULE 5.11(B) to purchase goods or services from Seller or any of its Subsidiaries.

                  (c) For a period of eighteen (18) months following the Closing Date, neither Purchaser nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of Seller, solicit or attempt to influence any of Seller's customers set forth on SCHEDULE 5.11(C) to purchase goods or services from Purchaser or any of its Subsidiaries.

                  (d) Each party hereto agrees that it would be impossible or inadequate to measure and calculate damages from any breach of the covenants set forth in this SECTION 5.11. Accordingly, each party agrees that if it breaches any provision of this SECTION 5.11, the other party shall have available, in addition to any other right or remedy otherwise available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         Section 5.12. CHANGE OF CORPORATE NAME AND TRADING SYMBOL; TRANSITION AGREEMENT. Within six (6) months following the Closing of the Merger Agreement,
(i) Seller shall file with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation deleting the word "netGuru" from its corporate name and (ii) Seller shall take all actions reasonably necessary to change its trading symbol from "NGRU". Seller covenants and agrees that, except as otherwise provided in a transition agreement negotiated in good faith between the parties and executed prior to the Closing (the "TRANSITION AGREEMENT"), which Transition Agreement shall relate solely to the continued exclusive temporary use by Seller of "netguru.com" and "netGuru, Inc." for a period of up to twelve (12) months and six (6) months, respectively, following the Closing, in accordance with past practices, and which Transition Agreement shall provide for reasonably satisfactory hosting of the "netguru.com" website by Seller at its sole cost and expense during such period including a link to Purchaser's designated website, neither it nor any of its Affiliates shall use the Seller Marks after the Closing of the Merger Agreement. Seller further covenants and agrees that, if requested, it shall consent to the Company's use of corporate name "netGuru Services, Inc." following the Closing.

         Section 5.13. DISCUSSIONS REGARDING STRUCTURE. Purchaser and Seller shall work together in good faith to structure the transactions contemplated hereby in such a manner as to make them as advantageous for each party as is reasonably possible with respect to Taxes and accounting treatment resulting therefrom, and each party shall agree to consider, in good faith, taking such actions as are reasonably necessary in furtherance of the foregoing.

         Section 5.14. TERMINATION OF RETENTION AGREEMENT. The Retention Agreement shall terminate immediately prior to the Closing, with Purchaser assuming any and all obligations and liabilities of Seller thereunder.

         Section 5.15. TERMINATION OF SPLIT DOLLAR ARRANGEMENT. The Split Dollar Agreement shall be terminated at the Closing, and the parties thereto shall have forgiven all debts and obligations owed to one another thereunder and shall have released the other parties thereto from any such claims.

                                    ARTICLE 6

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTION. The respective obligations of each party hereto to consummate the transactions contemplated by the Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) Any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to conduct the Business after the Closing Date in all material respects as it was conducted prior thereto shall have been given, obtained or complied with, as applicable;

                  (b) No court of competent jurisdiction or other governmental entity shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; and

                  (c) The Merger shall close simultaneous with the Closing of the transactions contemplated by this Agreement.

         Section 6.2. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Seller.

                  (b) The representations and warranties of Purchaser contained in this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Purchaser or the transactions contemplated by this Agreement; and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect limitations set forth in the preceding clause (B)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in clause (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Seller shall have received, at the Closing, a certificate to such effect signed on behalf of Purchaser by an authorized senior executive officer of Purchaser.

                  (c) Each of the covenants and obligations of Purchaser to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing and, at the Closing, Purchaser shall have delivered to Seller a certificate to that effect, executed by an executive officer of Purchaser.

                  (d) Purchaser shall have received in writing and in form and substance reasonably acceptable to Seller all necessary consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement.

                  (e) From the date of this Agreement through the Closing Date, there shall not have occurred any change, circumstance or event concerning Purchaser that has had or would be reasonably likely to have a Material Adverse Effect on the Purchaser's ability to fulfill its obligations under the transactions contemplated by this Agreement, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by an executive officer of Purchaser to the foregoing effect to such officer's knowledge.

                  (f) Seller shall have received a Bill of Sale and Assumption Agreement in substantially the form of EXHIBIT D hereto, duly executed by Purchaser.

                  (g) Seller shall have received an Outsourcing Services Agreement in substantially the form of EXHIBIT E hereto, duly executed by Purchaser.

                  (h) Seller shall have received a Value-Added Reseller Agreement in substantially the form of EXHIBIT F hereto, duly executed by Purchaser.

                  (i) Seller shall have received a Transition Agreement contemplated by SECTION 5.12 of this Agreement duly executed by Purchaser.

         Section 6.3. CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Seller.

                  (b) The representations and warranties of Seller contained in this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Seller, the Business or the transactions contemplated by this Agreement; and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect limitations set forth in the preceding clause (B)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in clause (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Purchaser shall have received, at the Closing, a certificate to such effect signed on behalf of Seller by an authorized senior executive officer of Seller.

                  (c) Each of the covenants and obligations of Seller to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing and, at the Closing, the Company shall have delivered to Purchaser a certificate to that effect, executed by an executive officer of Seller.

                  (d) Seller shall have received, in writing and in form and substance reasonably acceptable to Purchaser (i) the material consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement indicated or required to be indicated on the Seller Disclosure Schedules and (ii) all necessary consents, approvals and waivers as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement.

                  (e) From the date of this Agreement through the Closing Date, there shall not have occurred any change, circumstance or event concerning the Company that has had or would be reasonably likely to have a Material Adverse Effect on the Company or the Business, and Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by an executive officer of Seller to the foregoing effect to such officer's knowledge.

                  (f) Purchaser shall have received a Bill of Sale and Assumption Agreement in substantially the form of EXHIBIT D hereto, duly executed by Seller.

                  (g) Purchaser shall have received an Outsourcing Services Agreement in substantially the form of EXHIBIT E hereto, duly executed by Seller.

                  (h) Purchaser shall have received a Value-Added Reseller Agreement in substantially the form of EXHIBIT F hereto, duly executed by Seller.

                  (i) Purchaser shall have received a Transition Agreement contemplated by SECTION 5.12 of this Agreement duly executed by Seller.

                  (j) Seller shall have paid, or shall agree to pay, all Tax incurred to Seller's Knowledge, in connection with the Company's (including any predecessor entities such as netGuru Systems, Ltd.) operation of the Business with respect to all periods prior to the Closing.

         Section 6.4. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Purchaser and Purchaser's legal counsel on the one hand and Seller and Seller's legal counsel on the other hand, and Purchaser and Seller shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request, including certified copies of charter documents, corporate resolutions, and good standing advice.

         Section 6.5. FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller may rely on the failure of any condition set forth in SECTIONS 6.1, 6.2 or 6.3, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing whether before or after approval of the transactions contemplated by this Agreement by the stockholders of Seller:

                  (a) by mutual written consent of Purchaser and Seller;

                  (b) by Purchaser or Seller if:

                           (i) any court of competent jurisdiction or other
governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder and such order, decree, ruling or other action is or shall have become final and nonappealable, provided that the party seeking to terminate shall have used its commercially reasonable efforts to appeal such order, decree, ruling or other action;

                           (ii) the transactions contemplated hereunder have not
been consummated on or before December 22, 2006 ("TERMINATION DATE") other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Closing or a breach by such party of this Agreement;

                           (iii) this Agreement and the transactions
contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Seller upon the holding of a duly convened stockholders' meeting and any adjournments thereof; or

                           (iv) the other party becomes unable to pay its
liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other party and not dismissed within sixty (60) days.

                  (c) by Seller if:

                           (i) there shall have been a breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and as a result of such breach the conditions set forth in SECTIONS 6.2(B) or 6.2(C) would not then be satisfied; provided that if such breach is capable of being cured by the Termination Date and Purchaser diligently proceeds to cure the breach, then Seller shall not have the right to terminate this Agreement under this SECTION 7.1(C)(I) unless such breach has not been so cured by the Termination Date;

                           (ii) (A) the board of directors of Seller pursuant to
SECTION 5.2 withdraws or modifies the Board Recommendation, or (B) Seller enters into a definitive agreement providing for the implementation of any Acquisition Proposal in accordance with the provisions of SECTION 5.2; or

                           (iii) there shall have been a Material Adverse Effect
on Purchaser's ability to fulfill its obligations under the transactions contemplated by this Agreement in accordance with Section 6.2(e).

                  (d) by Purchaser if:

                           (i) there shall have been a breach of any
representation, warranty or covenant contained in this Agreement on the part of Seller and as a result of such breach the conditions set forth in SECTIONS 6.3(B) or 6.3(C) would not then be satisfied; provided that if such breach is capable of being cured by the Termination Date and Seller diligently proceeds to cure the breach, then Purchaser shall not have the right to terminate this Agreement under this SECTION 7.1(D)(I) unless such breach has not been so cured by the Termination Date;

                           (ii) (A) the board of directors of Seller pursuant to
SECTION 5.2 withdraws or modifies the Board Recommendation, or (B) Seller enters into a definitive agreement providing for the implementation of any Acquisition Proposal in accordance with the provisions of SECTION 5.2; or

                           (iii) there shall have been a Material Adverse Effect
on the Company or the Business in accordance with Section 6.3(e).

         The right of either party hereto to terminate this Agreement pursuant to this SECTION 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party hereto, any Person controlling either such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement except, in the case of Purchaser's right to terminate, to the extent any of the Das Stockholders or their Affiliates that serve or have served as a director or employee of Seller or the Company had actual knowledge of, prior to the execution of this Agreement, or engaged in the acts or omissions that caused, the particular fact, circumstance, event or other matter giving rise to Purchaser's right of termination.

         Section 7.2. EFFECT OF TERMINATION. Subject to the immediately succeeding sentence, in the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1 (Termination), this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders except for SECTION
7.3 (Fees and Expenses), SECTION 9.4 (Notices), and SECTION 9.5 (Governing Law and Venue; Waiver of Jury Trial). Nothing contained in this SECTION 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

         Section 7.3. FEES AND EXPENSES.

                  (a) Except as set forth in this SECTION 7.3, the parties shall pay all of their own fees, costs, and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers, or other representatives and consultants and appraisal fees, costs, and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  (b) Except as otherwise provided in Section 7.3(c), Seller shall pay Purchaser a termination fee of $200,000 upon the termination of this Agreement (A) by Seller pursuant to SECTION 7.1(C)(II), (B) by Purchaser pursuant to SECTION 7.1(D)(I) or SECTION 7.1(D)(II), or (C) by Seller other than in accordance with SECTIONS 7.1(A) through (C).

                  (c) Seller shall pay Purchaser a termination fee of $200,000 upon the termination of this Agreement by Purchaser or Seller in the event that the Merger Agreement is terminated and BPOMS or any of its affiliates pays a termination fee to Seller in connection therewith; PROVIDED, HOWEVER, that to the extent that BPOMS or any of its affiliates pays Seller less than $400,000 upon termination of the Merger Agreement (other than upon mutual agreement of the parties thereto), Seller shall pay Purchaser 50% of such lesser amount.

                  (d) Purchaser shall pay Seller a termination fee of $400,000 upon the termination of this Agreement (A) by Seller pursuant to Section 7.1(c)(i), or (B) by Purchaser other than in accordance with SECTIONS 7.1(A),
(B) or (D).

                  (e) If either party fails to pay when due any amount payable by such party under SECTIONS 7.3(B), (C) or (D), then (i) such party shall reimburse the other party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this SECTION 7.3, and (ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

         Section 7.4. AMENDMENT. This Agreement may be amended by action taken by Seller and Purchaser at any time before or after approval of the transactions contemplated by this Agreement by the stockholders of the Seller, but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         Section 7.5. EXTENSION; WAIVER. At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION

         Section 8.1. SURVIVAL. All representations, warranties, covenants, and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be entitled to recover for any Loss pursuant to
SECTION 8.2(A)(I) and 8.2(C)(I) unless written notice of a claim thereof is delivered to the other party before the Applicable Limitation Date. For purposes of this Agreement, the term "APPLICABLE LIMITATION DATE" shall mean the date which is twelve (12) months after the Closing Date; provided that with respect to any Loss arising from or related to a breach of the representations and warranties of Seller set forth in SECTION 3.1 (Organization and Qualification; Investments), SECTION 3.2 (Capitalization of the Company), and SECTION 3.3 (Authority Relative to this Agreement) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in SECTION 4.1 (Organization) and SECTION 4.2 (Authority Relative to this Agreement), the Applicable Limitation Date shall be the applicable statute of limitations.

         Section 8.2.      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SELLER. Seller shall indemnify Purchaser and each of Purchaser's respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns (collectively, the "PURCHASER PARTIES") and hold each of them harmless from and against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain, or become subject to, as a result of or relating to:

                           (i) the breach of any representation or warranty made
by Seller contained in this Agreement or in any certificate delivered by Seller with respect thereto in connection with the Closing; and

                           (ii) the breach of any covenant or agreement made by
Seller contained in this Agreement.

                  Seller hereby acknowledges that it and its Affiliates shall have no claims or rights to contribution or indemnity from the Company with respect to any amounts paid by Seller pursuant to this SECTION 8.2(A).

                  (b) LIMITATIONS ON INDEMNIFICATION BY SELLER. The indemnification provided for in SECTION 8.2(A) above is subject to the following limitations:

                           (i) Seller shall be liable to the Purchaser Parties
with respect to claims referred to in Section 8.2(A) only if a Purchaser Party gives Seller written notice thereof within the Applicable Limitation Date.

                           (ii) The aggregate amount of all payments made by
Seller in satisfaction of claims for indemnification pursuant to SECTION 8.2(A) shall not exceed the Purchase Price (the "CAP").

                           (iii) Seller shall not be liable to indemnify any
Purchaser Parties pursuant to SECTION 8.2(A) unless and until the Purchaser Parties have collectively suffered a Loss by such breaches or pursuant to such
Section in excess of $25,000 in the aggregate (the "DEDUCTIBLE"), and then only for the amount in excess of the Deductible.

                           (iv) In addition to the indemnification rights
provided hereunder, the Purchaser Parties shall be entitled to all other rights and remedies available in law or equity, except that a claim for indemnification hereunder shall be the sole and exclusive remedy for any breach referred to in
SECTION 8.2(A).

                  Notwithstanding any implication to the contrary contained in this Agreement, so long as Purchaser delivers written notice of a claim to Seller no later than the Applicable Limitation Date, Seller shall be required to indemnify the Purchaser Parties for all Losses (subject to the Deductible and Cap limitations) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud. Further, notwithstanding anything explicit or implicit to the contrary in this Agreement, Seller shall not be liable to indemnify any Purchaser Party pursuant to SECTION 8.2 to the extent that any of the Das Stockholders or their Affiliates that serve or have served as a director or employee of Seller or the Company had actual knowledge at the date of this Agreement and/or at the Closing Date of a particular fact, circumstance, event or other matter giving rise to the Loss for which indemnification is sought.

                  (c) INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify Seller and hold Seller and its respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns (collectively, the "SELLER PARTIES") harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which such Seller Party may suffer, sustain, or become subject to, as a result of or relating to:

                           (i) The breach of any representation or warranty made
by Purchaser contained in this Agreement or in any certificate delivered by Purchaser with respect thereto in connection with the Closing;

                           (ii) The breach of any covenant or agreement made by
Purchaser contained in this Agreement;

                           (iii) The failure by Purchaser to timely pay in full
or fulfill all Assumed Seller Obligations;

                           (iv) The operations of the Business and the Company;

                           (v) The use and ownership of the Additional Seller
Assets after the Closing;
and

                           (vi) Additional Taxes imposed upon Seller as a result
of any Section 338 election made by Purchaser pursuant to SECTION 2.8 of this Agreement.

                  (d) LIMITATIONS ON INDEMNIFICATION BY PURCHASER. The indemnification provided for in SECTION 8.2(C) above is subject to the following limitations:

                           (i) Purchaser shall be liable to Seller Parties with
respect to claims referred to in SECTION 8.2(C) only if Seller gives Purchaser written notice thereof within the Applicable Limitation Date.

                           (ii) The aggregate amount of all payments made by
Purchaser in satisfaction of claims for indemnification pursuant to SECTION 8.2(C) shall not exceed the Cap.

                           (iii) Purchaser shall not be liable to indemnify any
Seller Parties pursuant to SECTION 8.2(C) unless and until the Seller Parties have collectively suffered a Loss by such breaches or pursuant to such Section in excess of the Deductible, and then only for the amount in excess of the Deductible.

                           (iv) In addition to the indemnification rights
provided hereunder, the Seller Parties shall be entitled to all other rights and remedies available in law or equity, except that a claim for indemnification hereunder shall be the sole and exclusive remedy for any breach referred to in
SECTION 8.2(C).

                  Notwithstanding any implication to the contrary contained in this Agreement, so long as Seller delivers written notice of a claim to Purchaser no later than the Applicable Limitation Date, Purchaser shall be required to indemnify Seller Parties for all Losses which Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud.

                  (e) PROCEDURES. If a party hereto seeks indemnification under this Article 8, such party (the "INDEMNIFIED PARTY") shall promptly give written notice to the other party (the "INDEMNIFYING Party") after receiving written notice of any action, lawsuit, proceeding, investigation, or other claim against it (if by a third party) or discovering the liability, obligation, or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation, or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article 8, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation, or other claim giving rise to the Indemnified Party's claim for indemnification at the Indemnifying Party's expense and option (subject to the limitations set forth below) shall be entitled to control and appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first agree in writing to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (each, an "INDEMNIFIED PARTY CONTROLLED PROCEEDING") (i) involves a claim to which the Indemnified Party reasonably believes could be detrimental to or injure the Indemnified Party's reputation, customer or supplier relations or future business prospects, (ii) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), (iii) involves criminal allegations, (iv) is one in which the Indemnifying Party is also a party and joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (v) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend. With respect to actions, lawsuits, proceedings and investigations or other claims asserted by a third party against the Company which are outstanding as of the Closing Date, if Seller is currently defending such action, lawsuit, proceeding, investigation or other claim, Seller shall have the right to control such defense subject to the right of the Purchaser Parties to divest Seller of such right if such action, lawsuit, proceeding, investigation or other claim would be an Indemnified Party Controlled Proceeding hereunder.

         If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing.

         If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim unless (i) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Seller Disclosure Schedule and all other agreements entered into in connection herewith) (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided, however, that either party may assign any or all of its rights and obligations under this Agreement to any wholly-owned Subsidiary of such party, but no such assignment shall relieve such party of its obligations hereunder if such assignee does not perform such obligations.

         Section 9.2. VALIDITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 9.3. ACTIONS BY PARTIES. Any action permitted or required to be taken under this Agreement by either party, including without limitation, any termination of this Agreement pursuant to SECTION 7.1, any amendment of this Agreement pursuant to SECTION 7.4, or any waiver pursuant to SECTION 7.5, and any consent, approval or determination permitted or required to be made or given by either party pursuant to this Agreement, shall be made, taken or given, as the case may be, only with the concurrence, or at the direction, of the board of directors of such party or committee thereof, as the board of directors may determine, from time to time, in its sole discretion.

         Section 9.4. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

         if to Seller to:                   netGuru, Inc.
                                            22700 Savi Ranch Parkway
                                            Yorba Linda, California  92887
                                            Telephone:  (714) 974-2500
                                            Telecopier:  (714) 974-4771
                                            Attention:  Chief Executive Officer

         with a copy to:                    Rutan & Tucker, LLP
                                            611 Anton Boulevard, Suite 1400
                                            Costa Mesa, California  92626
                                            Telephone:  (714) 641-5100
                                            Telecopier:  (714) 546-9035
                                            Attention:  Cristy Parker, Esq.

         if to Purchaser to:                Das Family Holdings
                                            6837 E. Horizon Drive
                                            Orange, California  92867
                                            Telephone:  (714) 270-2201
                                            Telecopier:  (714) 464-5352
                                            Attention:  Chief Executive Officer

         with a copy to:                    Stradling Yocca Carlson & Rauth
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, California  92660
                                            Telephone:  (949) 725-4000
                                            Telecopier:  (949) 725-4100
                                            Attention:  Shivbir Grewal, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.5.      GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in SECTION 9.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  (c) Notwithstanding anything to the contrary contained in this
SECTION 9.5, the parties acknowledge that jurisdiction of the Indian courts cannot be waived by agreement between the parties on any matter on which the Indian courts have jurisdiction. Accordingly, the agreements made in this
SECTION 9.5 are subject to any mandatory jurisdiction required by the Indian courts.

         Section 9.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such Person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

         Section 9.8. PARTICIPATION IN DRAFTING. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that that party drafted the provision or caused it to be drafted.

         Section 9.9. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.10. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                         NETGURU, INC.,
                                         A DELAWARE CORPORATION



                                         By: /S/ BRUCE K. NELSON
                                             ----------------------------------
                                             Name:  Bruce K. Nelson
                                             Title:  Chief Financial Officer


                                         DAS FAMILY HOLDINGS
                                         A CALIFORNIA CORPORATION



                                         By: /S/ AMRIT K. DAS
                                             ----------------------------------
                                             Name:  Amrit K. Das
                                             Title:  President


Acknowledged and agreed for purposes of SECTION 5.14 (Termination of Retention Agreement) and SECTION 5.15 (Termination of Split Dollar Arrangement):


AMRIT K. DAS


/S/ AMRIT K. DAS
--------------------------------
Amrit K. Das


Acknowledged and agreed for purposes of SECTION 5.15 (Termination of Split Dollar Arrangement):

DAS INSURANCE TRUST


By: /S/ SANTANU K. DAS
    ----------------------------
        Santanu K. Das, Trustee



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                         TABLE OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

         EXHIBIT A..................Definitions

         EXHIBIT B..................Purchase Price Allocation

         EXHIBIT C..................Seller Disclosure Schedule

         EXHIBIT D..................Bill of Sale and Assumption Agreement

         EXHIBIT E..................Outsourcing Services Agreement

         EXHIBIT F..................Value-Added Reseller Agreement

SCHEDULES
---------

         SCHEDULE 2.2(A)............Seller Marks

         SCHEDULE 2.2(B)............Seller WEBWORKSTM Customers

         SCHEDULE 2.2(D)............Seller Contracts

         SCHEDULE 2.2(F)............Miscellaneous Seller Assets

         SCHEDULE 5.11(B)...........Purchaser's Non-Solicitation Customer List

         SCHEDULE 5.11(C)...........Seller's Non-Solicitation Customer List


(EXHIBITS AND SCHEDULES OTHER THAN EXHIBIT A WILL BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN ACCORDANCE WITH APPLICABLE RULES AND REGULATIONS)

                                    EXHIBIT A
                                    ---------


                                   DEFINITIONS


         "ACQUISITION PROPOSAL" has the meaning set forth in Section 5.2(a) of this Agreement.

         "ACQUISITION TRANSACTION" has the meaning set forth in Section 5.2(a) of this Agreement.

         "ADDITIONAL SELLER ASSETS" has the meaning set forth in Section 2.2 of this Agreement.

         "AFFILIATE" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the first-mentioned Person. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Purchase Agreement.

         "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Closing Date applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

         "APPLICABLE LIMITATION DATE" has the meaning set forth in Section 8.1 of this Agreement.

         "ASSUMED SELLER OBLIGATIONS" has the meaning set forth in Section 2.3 of this Agreement.

         "BALANCE SHEET DATE" has the meaning set forth in Section 2.4(b) of this Agreement.

         "BOARD RECOMMENDATION" has the meaning set forth in Section 5.4(b) of this Agreement.

         "BPOMS" has the meaning set forth in the fifth Recital to this Agreement.

         "BPOMS AVAILABLE CASH" has the meaning set forth in Section 6.11(a) of the Merger Agreement.

         "BUSINESS" means the provision of engineering services, information technology services and digital media services to businesses as currently engaged in by the Company worldwide.

         "BUSINESS DAY" means any day other than a day on which the Nasdaq Capital Market is closed.

         "CAP" has the meaning set forth in Section 8.2(b)(ii) of this Agreement.

         "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

         "CODE" has the meaning set forth in Section 2.8 of this Agreement.

         "CLOSING" has the meaning set forth in Section 2.5 of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 2.5 of this Agreement.

         "COMPANY" has the meaning set forth in the first Recital to this Agreement.

         "COMPANY SECURITIES" has the meaning set forth in Section 3.2(b) of this Agreement.

         "CUSTOMS OBLIGATIONS" has the meaning set forth in Section 2.3(a) of this Agreement.

         "DAS STOCKHOLDERS" means, collectively, Sormistha Das, Santanu Das, The Purabi Das Foundation, The Purabi Das Marital Trust, The A&P Living Trust, Amrit and/or Tamisra Das and the Amrit Das IRA.

         "DEDUCTIBLE" has the meaning set forth in Section 8.2(b)(iii) of this Agreement.

         "DGCL" means the Delaware General Corporation Law.

         "EFFECTIVE TIME" means the effective time of the Merger, as defined in
Section 1.6 of the Merger Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL ENTITY" shall mean any United States or foreign court, administrative or regulatory agency or commission or other United States or foreign, federal, state, county or local governmental authority, instrumentality, agency or commission.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8.2(e) of this Agreement.

         "INDEMNIFIED PARTY CONTROLLED PROCEEDING" has the meaning set forth in
Section 8.2(e) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8.2(e) of this Agreement.

         "INTELLECTUAL PROPERTY ASSETS" means all Intellectual Property Rights owned or licensed by the Company or owned or licensed by Seller and used or exercised by the Company or Seller in the conduct of the Business.

         "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                  (i) trade names, registered and unregistered trademarks and service marks, Internet domain names, and trade dress rights, and all applications (including intent to use applications) to register any of the foregoing;

                  (ii) patents or models, industrial designs and all applications and applications to register any of the foregoing, including any and all continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom;

                  (iii) copyrights and all registrations and applications therefor;

                  (iv) know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, data bases and other proprietary or confidential information, including customer lists, technology and product roadmaps, business and marketing plans and information, financial information; and

                  (v) mask work rights, moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

         "KNOWLEDGE" or "KNOWN" means, with respect to any fact, circumstance, event or other matter in question, the actual present knowledge of such fact, circumstance, event or other matter of any director or officer of Seller other than any of the Das Stockholders or their Affiliates.

         "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include: (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and material men, to secure claims for labor, materials or supplies and other like liens; and (v) restrictions on transfer of securities imposed by Applicable Laws.

         "LOSS" means, with respect to any Person, any damage, liability, diminution in value, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the party and its Subsidiaries, taken as a whole.

         "MERGER" means the merger transaction contemplated by the Merger Agreement.

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated the date hereof, between BPOMS, Seller and BPO Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of Seller.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

         "PRE-CLOSING SELLER BALANCE SHEET" has the meaning set forth in Section 2.4(b) of this Agreement.

         "PROXY STATEMENT" means the proxy statement to be mailed to the stockholders of Seller seeking the approval of the transactions contemplated by this Agreement.

         "PURCHASE PRICE" has the meaning set forth in Section 2.4 of this Agreement.

         "PURCHASER" has the meaning set forth in the introductory paragraph of this Agreement.

         "PURCHASER PARTIES" has the meaning set forth in Section 8.2(a) of this Agreement.

         "REPRESENTATIVE" has the meaning set forth in Section 5.2(c) of this Agreement.

         "RETENTION AGREEMENT" has the meaning set forth in Section 2.3(c) of this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the introductory paragraph of this Agreement.

         "SELLER CHANGES" has the meaning set forth in Section 2.2(b) of this Agreement.

         "SELLER DISCLOSURE SCHEDULES" has the meaning set forth in the preamble to Article 3 of this Agreement.

         "SELLER DIVIDEND" has the meaning set forth in Section 2.4(a) of this Agreement.

         "SELLER MARKS" has the meaning set forth in Section 2.2(a) of this Agreement.

         "SELLER PARTIES" has the meaning set forth in Section 8.2(c) of this Agreement.

         "SHARES" has the meaning set forth in the Recitals of this Agreement.

         "SOFTWARE" has the meaning set forth in Section 2.2(b) of this Agreement.

         "SPLIT-DOLLAR ARRANGEMENT" has the meaning set forth in Section 2.3(c) of this Agreement.

         "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

         "SUPERIOR OFFER" has the meaning set forth in Section 5.2(b) of this Agreement.

         "TAX" or "TAXES" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties or other taxes, fees, assessments or charges of any kind, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; PROVIDED, HOWEVER, that "Tax" or "Taxes" shall not include the Customs Obligations.

         "TAX RETURN" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

         "TERMINATION DATE" has the meaning set forth in Section 7.1(b)(ii) of this Agreement.

         "THIRD PARTY" means any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Purchaser or any Affiliate thereof.

         "TRANSFER TAXES" has the meaning set forth in Section 2.6 of this Agreement.

         "TRANSITION AGREEMENT" has the meaning set forth in Section 5.12 of this Agreement.

         "U.S. BALANCE SHEET" has the meaning set forth in Section 2.4(b) of this Agreement.

         "U.S. GAAP" means accounting principles generally accepted in the United States.

         "U.S. RESERVED CASH" has the meaning set forth in Section 2.4(b)(iv) of this Agreement.

         "U.S. WORKING CAPITAL" has the meaning set forth in Section 2.4(b)(v) of this Agreement.

         "U.S. WORKING CAPITAL SHORTFALL" has the meaning set forth in Section 2.4(c)(ii)(H) of this Agreement.

         "VALUE-ADDED RESELLER AGREEMENT" has the meaning set forth in Section 6.3(k) of this Agreement.

         "VOTING AGREEMENTS" has the meaning set forth in the Recitals to this Agreement.

         "WITHHELD TAXES" has the meaning set forth in Section 2.7 of this Agreement.